Exhibit 99.2

FOR THE SPECIAL MEETING OF PUBLIC WARRANTHOLDERS OF

ROI ACQUISITION CORP. II

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph De Perio and Thomas J. Baldwin (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the warrants that the undersigned is entitled to vote (the “Warrants”) at the Special Meeting of Warrantholders of ROI Acquisition Corp.II, (the “Company”) to be held on ( ) at xx:xx p.m. Eastern Time, and at any adjournments and/or postponements thereof. Such Warrants shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANTHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

ROI ACQUISITION CORP. II - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.	Please mark votes as indicated in this example	☒

(1) The Warrant Amendment Proposal — to consider and vote upon an amendment to the warrant agreement that governs all of ROI’s warrants to provide that, upon consummation of the transactions contemplated by the Agreement and Plan of Merger, dated July 23, 2015, by and among ROI Acquisition Corp. II (ROI), Ascend Telecom Infrastructure Private Limited, a private limited company organized under the laws of India, Ascend Telecom Holdings Limited, an exempted company incorporated in with limited liability under the laws of the Cayman Islands, ROI, and NSR-PE Mauritius LLC, a Mauritius private company limited by shares, warrantholders have the option to either (i) have their warrants survive and become exercisable for Ascend Holdings ordinary shares in accordance with the terms of the warrant agreement governing ROI’s outstanding warrants, as amended, or (ii) have their warrants exchanged at the closing for $1.00, comprised of $0.50 in cash and 0.05 of an ordinary share of Ascend Holdings. (the “Warrant Amendment Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) The Warrantholder Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting of public warrantholders to a later date or dates, if necessary or desirable, to permit further solicitation and vote of proxies, in the event that ROI determines that there are not sufficient votes to approve the Warrant Amendment Proposal; and

(3) to consider and transact such other procedural matters as may properly come before the special meeting of public warrantholders or any adjournment or postponement thereof.

				FOR ☐	AGAINST ☐	ABSTAIN ☐

A vote to abstain will have the same effect as a vote AGAINST proposals 1 and 2. The warrants represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned warrantholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1 and 2. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

Date: ____________________________________________________________, 2015
DO NOT PRINT IN THIS AREA
(Warrantholder Name & Address Data)
Signature

Signature (if held jointly)
When warrants are held by joint tennants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲